UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 15, 2021

Energy Transfer LP

(Exact name of registrant as specified in its charter)

Delaware	001-32740	30-0108820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8111 Westchester Drive, Suite 600

Dallas, Texas 75225

(Address of principal executive offices) (Zip Code)

(214) 981-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Units	ET	New York Stock Exchange
7.375% Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	ETprC	New York Stock Exchange
7.625% Series D Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	ETprD	New York Stock Exchange
7.600% Series E Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	ETprE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 is incorporated by reference into this Item 3.03.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 15, 2021, Energy Transfer LP (the “Partnership”) issued 900,000 of its 6.500% Series H Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Units representing limited partner interests in the Partnership (the “Series H Preferred Units”), at a price to the public of $1,000.00 per unit, pursuant to the previously filed Underwriting Agreement, dated as of June 1, 2021, by and among the Partnership and J.P. Morgan Securities LLC, Mizuho Securities USA LLC, PNC Capital Markets LLC and Truist Securities, Inc., as joint book-running managers and representatives of the several underwriters named therein (collectively, the “Underwriters”).

On June 15, 2021, in connection with the issuance of the Series H Preferred Units, LE GP, LLC (the “General Partner”) adopted Amendment No. 9 (the “LPA Amendment”) to the Third Amended and Restated Agreement of Limited Partnership of Energy Transfer LP (the “Partnership Agreement”) to establish the rights and obligations of the Series H Preferred Units. The Series H Preferred Units entitle their holders to certain rights that are senior to the rights of holders of common units representing limited partner interests in the Partnership (the “Common Units”), such as rights to certain distributions and rights upon liquidation of the Partnership.

The Series H Preferred Units rank senior to the Common Units, the Class A units representing limited partner interests in the Partnership, the Class B units representing limited partner interests in the Partnership, the General Partner Interest (as defined in the Partnership Agreement), and to any other class or series of the Partnership’s equity interests that may be established after the original issue date of the Series H Preferred Units (the “Original Issue Date”) and that are not expressly made senior to or on parity with the Series H Preferred Units as to the payment of distributions and amounts payable upon a liquidation event. The Series H Preferred Units rank junior to any other class or series of the Partnership’s equity interests that may be established after the Original Issue Date and that are expressly made senior to the Series H Preferred Units as to the payment of distributions and amounts payable upon a liquidation event. The Series H Preferred Units rank on parity with the Partnership’s 6.250% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units, 6.625% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units, 7.375% Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units, 7.625% Series D Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units, 7.600% Series E Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units, 6.750% Series F Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Units and 7.125% Series G Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Units. The Series H Preferred Units have no stated maturity and are not subject to mandatory redemption or any sinking fund and will remain outstanding indefinitely unless repurchased or redeemed by the Partnership, as described below.

Distributions on the Series H Preferred Units are cumulative from and including the Original Issue Date and will be payable semi-annually in arrears on the 15th day of May and November of each year, commencing on November 15, 2021, in each case, when, as, and if declared by the General Partner. A pro-rated initial distribution on the Series H Preferred Units will be payable on November 15, 2021 in an amount equal to approximately $27.08 per Series H Preferred Unit. Distributions on the Series H Preferred Units will be payable out of amounts legally available therefor from and including the Original Issue Date to, but excluding, November 15, 2026 (the “First Reset Date”), at a rate equal to 6.500% per annum of the $1,000.00 liquidation preference. On and after the First Reset Date, the distribution rate on the Series H Preferred Units for each Reset Period (as defined below) will equal a percentage of the $1,000.00 liquidation preference equal to the Five-year U.S. Treasury Rate (as determined in accordance with the terms of the LPA Amendment) as of two business days prior to the beginning of the applicable Reset Period plus a spread of 5.694% per annum. “Reset Period” means the period from and including the First Reset Date to, but excluding, the next following Reset Date and thereafter each period from and including each Reset Date to, but excluding, the next following Reset Date. “Reset Date” means the First Reset Date and each date falling on the fifth anniversary of the preceding Reset Date.

The Series H Preferred Units are redeemable, in whole or in part, on one or more occasions, at the Partnership’s option during any Redemption Period (as defined below) at a redemption price of $1,000.00 per Series H Preferred Unit, plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date of redemption. In addition, upon the occurrence of certain ratings agency events the Partnership may redeem the Series H Preferred Units, in whole but not in part, out of amounts legally available therefor, at a price of $1,020.00 per Series H Preferred Unit plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared. “Redemption Period” means any period from and including the August 15 immediately preceding a Reset Date through and including such Reset Date.

Holders of Series H Preferred Units will generally have no voting rights, except as required by law and for limited voting rights with respect to (i) potential amendments to the Partnership Agreement that would have a material adverse effect on the existing terms of the Series H Preferred Units, (ii) the creation or issuance of any securities on parity with the Series H Preferred Units if the cumulative distributions payable on then outstanding Series H Preferred Units (or parity securities) are in arrears or (iii) the creation or issuance of any senior securities.

The terms of the Series H Preferred Units are more fully set forth in the LPA Amendment, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated into this Item 5.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibit

3.1	Amendment No. 9 to Third Amended and Restated Agreement of Limited Partnership of Energy Transfer LP, dated as of June 15, 2021.

5.1	Opinion of Latham & Watkins LLP regarding legality of the Series H Preferred Units.

8.1	Opinion of Latham & Watkins LLP relating to tax matters.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Latham & Watkins LLP (included in Exhibit 8.1 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TRANSFER LP

	By:	LE GP, LLC,
its General Partner

Date: June 15, 2021	By:	/s/ Bradford D. Whitehurst
Bradford D. Whitehurst
Chief Financial Officer